Exhibit 99.1
Transition Agreement
     This Transition Agreement (this “Transition Agreement”) is made as of this 24th day of May 2011 (the “Effective Date”) by and between Constant Contact, Inc. (“Constant Contact” or the “Company”) and Eric S. Groves (“Mr. Groves”).
     WHEREAS, Mr. Groves is currently serving as Senior Vice President, Corporate Strategy, Development and Innovation of the Company;
     WHEREAS, Mr. Groves will be transitioning from the Company;
     WHEREAS, the Company desires to secure Mr. Groves’ continued service until August 15, 2011 to allow for the timely completion of his current assignments and to allow for an appropriate transition of duties; and
     WHEREAS, the Company and Mr. Groves are parties to an Executive Severance Agreement dated as of December 3, 2010 (hereafter, the “Severance Agreement”) and the Offer Letter, dated as of December 12, 2000, between Mr. Groves and the Company, as amended December 9, 2008 (hereinafter, the “Offer Letter”), which was partially superseded by the Severance Agreement, and certain other agreements, including that certain Nondisclosure, Noncompetition and Developments Agreement dated as of January 8, 2001 (the “NDA”), that certain Indemnification Agreement dated as of October 9, 2007 (“Indemnification Agreement”) and stock option agreements and/or restricted stock unit agreements (the “Equity Incentive Agreements”).
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows.
     1. Continued Employment. Mr. Groves agrees to remain employed in his current position from the date of this Transition Agreement until his resignation on August 15, 2011, at which time Mr. Groves agrees he will resign all titles and postings he then holds with the Company (the “Resignation Date”). During this period, Mr. Groves will continue to perform those duties and responsibilities customary and consistent with his position and will continue to report to the President. Mr. Groves will continue to receive the same base salary, fringe benefits and stock option vesting to which he was entitled immediately prior to the execution date of this Transition Agreement until the Resignation Date. Mr. Groves will also receive a quarterly cash incentive bonus, pro rated for the actual number of days during 2011 for which he is employed up until the Resignation Date, and payable in accordance with the same timing and payroll policies and procedures as such quarterly cash incentive bonuses are paid to the Company’s executive management team generally and the Company’s 2011 Executive Cash Incentive Bonus Plan. Notwithstanding the foregoing, Mr. Groves’ 2011 cash incentive bonus for the quarter in which the Resignation Date falls shall not include the individual performance goal component and will instead be weighted as follows: (i) 50% quarterly revenue growth, (ii) 19% adjusted earnings before interest, taxes, depreciation and amortization as a percentage of revenue, and (iii) 31% customer satisfaction survey results. In the event the Compensation Committee of the Board of Directors determines to modify or change the structure of the cash incentive bonus, whether such modification or change relates to the components of the bonus, its calculation or otherwise, then the cash bonus payments provided for in this Section 1, as well as Section 2 below, shall be correspondingly changed to reflect such modifications or changes, it being the intent of the parties that Mr. Groves’ bonus and severance hereunder shall continue to be earned and paid in a manner consistent with the Company’s executive management team generally, subject to the adjustments expressly made herein.
     2. Severance Benefits. On the Resignation Date, Mr. Groves shall execute the Release of Claims attached hereto as Attachment A and, conditioned on the execution and nonrevocation by Mr. Groves of the Release of Claims, Mr. Groves or, in the event of Mr. Groves’ death after the Resignation Date, his estate, shall be entitled to the benefits set forth in Sections 2(i) and (ii) below.
     (i) Severance. For a period of five and a half months following the Resignation Date (the “Severance Period”), the Company shall pay to Mr. Groves severance of $119,166.63, to be paid in 11 semi-monthly payments of $10,833.33, in accordance with normal payroll policies and procedures and less all applicable taxes and withholdings, commencing with the first payroll beginning after the date the release in Attachment A becomes irrevocable.
     (ii) Health and Dental Insurance. The Resignation Date will serve as the “qualifying event” under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). If Mr. Groves timely elects to continue medical and/or dental insurance coverage after the Resignation Date in accordance with the provisions of COBRA, the Company will pay the Company portion of his monthly premium payments during the Severance Period. Mr. Groves still will be responsible for the same employee portion of the premium during the Severance Period being paid by active employees participating in the same health program and paid in such manner as the Company provides.
     3. Termination of Benefits. All benefits, including those set forth in the Severance Agreement, the Offer Letter, the Equity Incentive Agreements and the Indemnification Agreement, will end upon the Resignation Date, except as expressly set forth in this Transition Agreement.
     4. Stock Options and Restricted Stock. During Mr. Groves’ continued employment pursuant to Section 1 and continuing until the Resignation Date, any outstanding, unvested options or restricted stock units awarded under the terms of any Equity Incentive Agreements will continue to vest in accordance with the terms of the applicable agreement and related documents. There will be no acceleration of vesting in connection with this Transition Agreement. Except as modified herein, the Equity Incentive Agreements will remain in full force and effect in accordance with their respective terms.
     5. Section 409A. It is intended that all payments made under the terms of this Transition Agreement come within exceptions to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). The Transition Agreement and all related documents shall be interpreted and administered in accordance with that intention. However, if any amount payable under this Transition Agreement is determined to be subject to Section 409A then such payments shall be administered in accordance with Section 409A, provided that the Company shall not be liable for any failures under this Section 5 that result in the payment of any taxes or other amounts due under the terms of Section 409A. To the extent any amount subject to Section 409A is to be paid or provided to Mr. Groves in connection with a separation from service at a time when he is considered a specified employee within the meaning of Section 409A then such payment shall not be made until the date that is six months and one day following such separation from service, or in a lump sum upon his earlier death.
     6. Non-Competition, Non-Disclosure and Non-Solicitation Obligations. Mr. Groves acknowledges and reaffirms all of his obligations as set forth in the NDA, which remains in full force and effect.
     7. Release of Claims. In consideration of the benefits provided for in this Transition Agreement, which Mr. Groves acknowledges he would not otherwise be entitled to receive, Mr. Groves hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which he ever had or now has against the Released Parties, including any claims arising out of his employment with and/or separation from the Company, including all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. §12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11216, Executive Order 11141, all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. §1681 et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. §1001 et seq., the Massachusetts Fair Employment Practices Act., M.G.L. c. 151B, § 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c. 93, § 102 and M.G.L. c. 214, § 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, § 1 et seq., the Massachusetts Privacy Act, M.G.L. c. 214, § 1B, and the Massachusetts Maternity Leave Act , M.G.L. c. 149, § 105(d), all as amended; all common law claims including actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including claims to stock, restricted stock units, or stock options; and any claim or damage arising out of his employment with or separation from the Company (including any claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Transition Agreement prevents him from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or a state Fair Employment Practices Agency (except that he acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding). This release does not cover compensation described in Section 2 above nor his salary, accrued but unpaid vacation, or any other compensation due solely for the period between the date of this Transition Agreement and the Resignation Date.
     Mr. Groves understands and agrees that the claims released in this section include not only claims presently known to him, but also all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities and causes of action of every kind and character that would otherwise come within the scope of the released claims as described in this section. Mr. Groves understands that he may hereafter discover facts different from what he now believes to be true, which if known, could have materially affected this release, but he nevertheless waives and releases any claims or rights based on different or additional facts.
     The Company agrees that Mr. Groves is not releasing any claims or rights he may have for indemnification under state or other law or the charter, articles, or by-laws of the Company, or under the Indemnification Agreement or under any insurance policy providing directors’ and officers’ coverage for any lawsuit or claim relating to the period when Mr. Groves was a director or officer of the Company or any affiliated company; provided, however, that (i) the Company’s execution of this Transition Agreement is not a concession, acknowledgment, or guaranty that Mr. Groves has any such rights to indemnification, (ii) this release does not create any additional rights for him to indemnification, and (iii) the Company retains any defenses it may have to such indemnification or coverage.
     8. Acknowledgment. Mr. Groves acknowledges that he has been given at least twenty-one (21) days to consider this Transition Agreement and the Release of Claims at Attachment A, and that the Company advises him to consult with an attorney of his own choosing prior to signing this Transition Agreement and Attachment A. Mr. Groves is advised that he may revoke his agreement for a period of seven (7) days after he signs it, and the release provided above shall not be effective or enforceable until the expiration of such seven (7) day revocation period. Mr. Groves is advised and he understands and agrees that by entering into this Transition Agreement and signing it and the Releases of Claims he is waiving any and all rights or claims he might have under The Age Discrimination in Employment Act, as amended by The Older Workers Benefit Protection Act, and that he has received consideration beyond that to which he was previously entitled.
     9. Confidentiality. To the extent permitted by law, Mr. Groves understands and agrees that, as a condition for payment to him of the severance benefits described in Section 2 above, the terms and contents of this Transition Agreement, including all attachments hereto, and the contents of the negotiations and discussions resulting in this Transition Agreement, shall be maintained as confidential by him and his agents and representatives and shall not be disclosed by him to any third party except to the extent required by federal or state law (or stock exchange rules) or as otherwise agreed to in writing by the Company; provided, however, that nothing herein shall prevent Mr. Groves from making truthful disclosures to any governmental entity or in any litigation or arbitration.
     10. Amendment. This Transition Agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This Transition Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.
     11. No Waiver. No delay or omission by either party in exercising any right under this Transition Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
     12. Validity. Should any provision of this Transition Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and such illegal and/or invalid part, term or provision shall be deemed not to be a part of this Transition Agreement.
     13. Cooperation. Mr. Groves agrees to cooperate with the Company in the investigation, defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company. His cooperation in connection with such claims or actions shall include being available to meet with the Company’s counsel to prepare for discovery or any mediation, arbitration, trial, administrative hearing or other proceeding or to act as a witness when reasonably requested by the Company at mutually agreeable times and at locations mutually convenient to Mr. Groves and the Company. Mr. Groves further agrees to perform such other acts, and shall execute, acknowledge and/or deliver such other instruments, documents and other materials, as may be reasonably requested by the Company to consummate the transactions described in that certain agreement dated February 25, 2011 concerning the work tentatively entitled “Customers Don’t Just Come Back: The Three Ways Engagement Marketing Builds Your Business,” as amended, and to comply with his obligations (and to facilitate the Company’s compliance with its obligations) thereunder.
     14. Voluntary Assent. Mr. Groves affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Transition Agreement, and that he fully understand the meaning and intent of this Transition Agreement. Mr. Groves states and represents that he has had an opportunity to fully discuss and review the terms of this Transition Agreement and Attachment A with an attorney and understands that the Company’s outside and in-house counsel are acting as counsel to the Company in connection with the transactions contemplated by this Transition Agreement, and are not acting as his counsel. Mr. Groves further states and represents that he has carefully read this Transition Agreement, including Attachment A hereto, understands the contents hereof and thereof, freely and voluntarily assents to all of the terms and conditions hereof and thereof, and signs his name of his own free act.
     15. Applicable Law; Interpretation. This Transition Agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. The parties hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Transition Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Transition Agreement or the subject matter hereof. References in this Agreement to “include” or “including” should be read as though they said “without limitation” or equivalent forms.
     16. Tax Treatment. In connection with the severance benefits provided to Mr. Groves pursuant to this Agreement, the Company will withhold and remit to the tax authorities the amounts required under applicable law, and Mr. Groves shall be responsible for all applicable taxes with respect to such severance benefits under applicable law. Mr. Groves acknowledges that he is not relying upon the advice or representation of the Company with respect to the tax treatment of the payments set forth in the Transition Agreement.
     17. Entire Agreement; Termination of Prior Agreements. This Transition Agreement, together with Attachment A, sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled, including the Severance Agreement and the Offer Letter. Nothing in this Transition Agreement shall modify, amend or alter, in any manner, (i) any Equity Incentive Agreement (except as expressly provided otherwise in this Transition Agreement), (ii) the Indemnification Agreement or (iii) any non-disclosure, non-competition, non-solicitation, assignment-of-invention, or any similar agreement, including the NDA, to which Mr. Groves is a party, all of which shall remain in full force and effect in accordance with their respective terms. Under no circumstances shall Mr. Groves be entitled to any severance or similar benefits in excess of the benefits he is owed under this Transition Agreement.
[Remainder of Page Intentionally Left Blank.]

     IN WITNESS WHEREOF, the parties acknowledge that they have read, understand and agree to the terms and conditions of this Transition Agreement.
     Witness our hands and seals:

CONSTANT CONTACT, INC.

/s/ Gail F. Goodman	/s/ Eric S. Groves

Name: Gail F. Goodman	Eric S. Groves, Individually
Title: President and Chief Executive Officer	Date: May 24, 2011
Date: May 24, 2011

ATTACHMENT A
RELEASE OF CLAIMS
This Release of Claims (“Release of Claims”) forms a part of that certain Transition Agreement (the “Transition Agreement”) dated as of August [__], 2011 by and among Eric S. Groves (“Mr. Groves”), and Constant Contact, Inc. (collectively, the “Company”).
     1. Mr. Groves’ Release of Claims — In consideration of the payment of the benefits set forth in Section 2 of the Transition Agreement, which Mr. Groves acknowledges he would not otherwise be entitled to receive, he hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which he ever had or now has against the Released Parties, including any claims arising out of his employment with and/or separation from the Company, including all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. §12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11216, Executive Order 11141, all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. §1681 et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. §1001 et seq., the Massachusetts Fair Employment Practices Act., M.G.L. c. 151B, § 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c. 93, § 102 and M.G.L. c. 214, § 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, § 1 et seq., the Massachusetts Privacy Act, M.G.L. c. 214, § 1B, and the Massachusetts Maternity Leave Act , M.G.L. c. 149, § 105(d), all as amended; all common law claims including actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including claims to stock, restricted stock units, or stock options; and any claim or damage arising out of his employment with or separation from the Company (including any claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Release of Claims prevents him from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that he acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding).
     Mr. Groves understands and agrees that the claims released in this section include not only claims presently known to him, but also all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities and causes of action of every kind and character that would otherwise come within the scope of the released claims as described in this section. Mr. Groves understands that he may hereafter discover facts different from what he now believes to be true, which if known, could have materially affected this release, but he nevertheless waives and releases any claims or rights based on different or additional facts.
     The Company has previously agreed that Mr. Groves is not releasing any claims or rights he may have for indemnification under state or other law or the charter, articles, or by-laws of the Company, or under the Indemnification Agreement or under any insurance policy providing directors’ and officers’ coverage for any lawsuit or claim relating to the period when Mr. Groves was a director or officer of the Company or any affiliated company; provided, however, that (i) the Company’s execution of this Release of Claims is not a concession, acknowledgment, or guaranty that Mr. Groves has any such rights to indemnification, (ii) this release does not create any additional rights for him to indemnification, and (iii) the Company retains any defenses it may have to such indemnification or coverage.

     2. Acknowledgement — Mr. Groves hereby acknowledges that he has been given at least twenty-one (21) days to consider the Transition Agreement, as well as this Attachment A, and that the Company advises him to consult with any attorney of his own choosing prior to signing the Transition Agreement and this Attachment A. Mr. Groves is advised that he may revoke his acceptance of this Attachment A during the period of seven (7) days after the execution of it, and this Attachment A shall not become effective or enforceable, and no severance payments will be made pursuant to Section 2 of the Transition Agreement, until this seven (7) day period has expired. Mr. Groves is advised and he understands and agrees that by entering into the Transition Agreement and signing it and the Release of Claims he is waiving any and all rights or claims he might have under The Age Discrimination in Employment Act, as amended by The Older Workers Benefit Protection Act, and that he has received consideration beyond that to which he was previously entitled.
     3. Full Payment — Mr. Groves acknowledges that he has been reimbursed by the Company for all business expenses incurred in conjunction with the performance of his employment and that no other reimbursements are owed to him. Mr. Groves also acknowledges that he has received payment in full for all services rendered in conjunction with his employment by the Company, including payment for all wages, bonuses, equity, and accrued unused vacation time, and that no other compensation is owed to him, except as provided in Section 2 of the Transition Agreement, which the Company has acknowledged Mr. Groves is due in accordance with the Transition Agreement’s terms.
     4. Return of Company Property — Mr. Groves confirms that he has returned to the Company all keys, files, records (and copies thereof), equipment (including software and printers, wireless handheld devices, cellular phones, pagers, etc.), Company identification, and any other Company-owned property in his possession or control, and that he will leave intact all electronic Company documents, including those which he developed or helped develop during his employment. Mr. Groves agrees that in the event that he discovers any other Company or proprietary materials in his possession after the Resignation Date, he will immediately return such materials to the General Counsel of the Company. Mr. Groves further confirms that he has cancelled all accounts for his benefit, if any, in the Company’s name, including credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.
     5. Applicable Law; Interpretation — This Release of Claims shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. Mr. Groves hereby irrevocably submits to and acknowledges and recognizes the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Release of Claims, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Release of Claims or the subject matter hereof. References in this Release of Claims to “include” or “including” should be read as though they said “without limitation” or equivalent forms.
     Witness my hand and seal:

Eric S. Groves, Individually
Date: